UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                FORM 8-K



                             CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                    Date of Report:  APRIL 12, 1996




                   ELECTRONIC SYSTEMS TECHNOLOGY INC.
                      (A Washington Corporation)

                      Commission File no. 2-92949-S
                IRS Employer Identification no. 91-1238077

                           415 N. Quay St. #4
                          Kennewick  WA  99336
                  (Address of principal executive offices)


Registrant's telephone number, including area code:(509) 735-9092






























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ITEM 5.  OTHER EVENTS

On APRIL 12, 1996, the Company's Board of Directors approved the
Company's 1996 Stock Option Plan for Directors, Officers, and Employees, to be submitted on the annual proxy vote to the Company's shareholders for ratification. For details of the Stock Option plan, reference is made to the plan document as approved by the Board of Directors, incorporated by reference and attached hereto as exhibit 99.7

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND
EXHIBITS.

Exhibit 99.7 -	1996 Stock Option Plan for Directors, Officers, and
Employees, to be submitted to the Company's shareholders for ratification, as approved by the Electronic Systems Technology, Inc. Board of Directors, on April 12, 1996.










































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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC SYSTEMS TECHNOLOGY, INC.

   T.L. KIRCHNER

By: T.L. Kirchner
President
Date: MARCH 19, 1996